UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[  ]           Soliciting Material Pursuant to Section 240.14a-12

ONSTREAM MEDIA CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONSTREAM MEDIA CORPORATION
1291 SW 29th Avenue, Pompano Beach, Florida 33069

NOTICE OF COMBINED 2008 AND 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 27, 2009

To the Stockholders of Onstream Media Corporation:

We will hold a combined 2008 and 2009 Annual Meeting of the stockholders of Onstream Media Corporation, a Florida corporation on February 27, 2009 at 10 a.m., local time, at Onstream’s corporate offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069, to consider and vote upon the following matters:

1)	To elect a Board of Directors consisting of seven members to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2)	To ratify the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream for the fiscal years ending September 30, 2008 and 2009; and

3)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

The close of business on January 9, 2009 has been fixed by Onstream's Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Only holders of record of Onstream common stock at the close of business on the record date may attend and vote at the Annual Meeting.  A list of such stockholders will be available for inspection at the principal offices of Onstream, located at 1291 SW 29th Avenue, Pompano Beach, Florida 33069, during ordinary business hours for the ten-day period prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

You may revoke your proxy in the manner described in the accompanying proxy at any time before it is voted at the Annual Meeting.  Executed proxies with no instructions indicated thereon will be voted FOR the election of the proposed directors and FOR ratification of the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream, and, in the discretion of the proxy holders, on each of the other proposals that may properly come before the Annual Meeting.

If you plan on attending the meeting and your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 27, 2009:  We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report on Form 10-KSB for the year ended September 30, 2008, and a proxy card; and (ii) notifying you of the availability of these proxy materials on the Internet that you may download and print at www.onsm.com/proxy.

We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on website www.onsm.com/proxy before voting.

By Order of the Board of Directors,

/s/Randy S. Selman
Randy S. Selman
President, Chief Executive Officer and
Chairman of the Board

Pompano Beach, Florida
January 28, 2009

TABLE OF CONTENTS

GENERAL		1

QUESTIONS AND ANSWERS		1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		3

MATTERS TO BE CONSIDERED AT THE COMBINED 2008 AND 2009 ANNUAL MEETING		6

PROPOSAL 1: ELECTION OF DIRECTORS		6
A.	GENERAL	6
B.	INFORMATION ABOUT THE NOMINEES	6
C.	DIRECTOR INDEPENDENCE	8
D.	BOARD MEETINGS AND COMMITTEES; ANNUAL MEETING ATTENDANCE	9
E.	COMMUNICATIONS WITH DIRECTORS	11
F.	EQUITY COMPENSATION PLANS	11
G.	DIRECTORS' COMPENSATION	13
H.	NON-DIRECTOR EXECUTIVE OFFICERS	15
I.	EXECUTIVE COMPENSATION	16
J.	EMPLOYMENT AGREEMENTS	18
K.	COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	21
L.	TRANSACTIONS WITH RELATED PERSONS	22
M.	CODE OF CONDUCT AND ETHICS	25
N.	REQUIRED VOTE FOR NOMINEES	26
PROPOSAL 2: RATIFICATION OF AUDITORS		26

DIRECTIONS TO THE MEETING		27

OTHER MATTERS		27

FUTURE STOCKHOLDER PROPOSALS		27

ANNUAL REPORT ON FORM 10-KSB		27

HOUSEHOLDING OF ANNUAL MEETING MATERIALS		28

WHERE YOU CAN FIND MORE INFORMATION		29

APPENDIX A:	ONSTREAM CORPORATE GOVERNANCE AND NOMINATING COMMITTEE PRINCIPLES

ONSTREAM MEDIA CORPORATION

PROXY STATEMENT
DATED JANUARY 28, 2009

COMBINED 2008 AND 2009 ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 27, 2009

Shareholders Should Read the Entire Proxy Statement Carefully
Prior to Returning Their Proxies

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 27, 2009

You are receiving this communication because you hold shares in Onstream Media Corporation.  We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report on Form 10-KSB for the year ended September 30, 2008, and a proxy card; and (ii) notifying you of the availability of these proxy materials on the internet that you may download and print at www.onsm.com/proxy.  We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on website www.onsm.com/proxy before voting.

GENERAL

Proxies are being solicited on behalf of the Board of Directors of Onstream Media Corporation for use at the Combined 2008 and 2009 Annual Meeting of shareholders to be held on February 27, 2009 at 10 a.m. local time, at Onstream’s corporate offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069. These proxy solicitation materials were mailed on or about January 28, 2009 to all shareholders entitled to vote at the Combined 2008 and 2009 Annual Meeting.

Whether or not you are able to attend Onstream's Annual Meeting, you are urged to complete and return either the enclosed proxy or the proxy that you download from www.onsm.com/proxy, which is solicited by Onstream's Board of Directors and which will be voted as you direct on your proxy and when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposal 1 (election of directors); FOR Proposal 2 (ratification of auditors); and FOR any other matters that may properly come before the Combined 2008 and 2009 Annual Meeting.  All shares represented by a valid proxy received prior to the Combined 2008 and 2009 Annual Meeting will be voted.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

1.           What may I vote on at the Combined 2008 and 2009 Annual Meeting?

At the Combined 2008 and 2009 Annual Meeting, you will be asked to consider and vote upon the following matters:

1)	To elect a Board of Directors consisting of seven members;

2)	To ratify the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream; and

3)	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

2.           How does the Board recommend that I vote on the Proposals?

The Board of Directors recommends a vote FOR Proposals 1 and 2.

3.           How do I vote?

You may vote in person at the Annual Meeting or by completing, signing and dating the proxy card you either receive in this package or that you download from www.onsm.com/proxy, and returning it in the postage-paid envelope (also included in this package) prior to the Combined 2008 and 2009 Annual Meeting.

4.           Can I revoke my proxy?

Yes, you may revoke or change your proxy at any time before the Combined 2008 and 2009 Annual Meeting. To do this you may send a written notice of revocation or another signed proxy with a later date to the Secretary at Onstream's principal executive offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069, at least one business day prior to the Combined 2008 and 2009 Annual Meeting.  You may also revoke your proxy by attending the Combined 2008 and 2009 Annual Meeting, delivering a written notice of revocation to the Inspector of Elections, and then voting in person.  Attendance at the Combined 2008 and 2009 Annual Meeting by itself will not be sufficient to revoke a proxy.

5.           What shares are included on the proxy card(s)?

The shares on your proxy card represent ALL of your shares.  If you do not return a properly completed, signed and dated proxy card, your shares will not be voted at the 2009 Annual Meeting.

6.           What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  Complete, sign, date and return all proxy cards that you receive with the proxy materials or that you download to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our transfer agent, Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone 801-272-9294, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

7.           Who is entitled to vote at the Combined 2008 and 2009 Annual Meeting?

Only holders of record of our common stock as of the close of business on January 9, 2009 are entitled to notice of and to vote at the Combined 2008 and 2009 Annual Meeting.

8.           How many votes may be cast?

On January 9, 2009, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 43,240,587 shares of Onstream common stock outstanding.  Each Onstream stockholder of record on January 9, 2009 is entitled to one vote for each share of Onstream common stock held by such stockholder on that date.

9.           What is a "quorum"?

A "quorum" is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy.

10.           What vote is required to approve the Proposals?

Once a quorum has been established, a plurality of the votes cast by the shares entitled to vote at the Combined 2008 and 2009 Annual Meeting is necessary to elect the directors (Proposal 1) and to ratify the appointment of auditors (Proposal 2).

11.           What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the Proposals, shares represented by such proxies will not be treated as affirmative votes.

12.           How will the votes be tabulated at the 2009 Annual Meeting?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting, and such Inspector of Elections will also determine whether or not a quorum is present.

13.           How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Combined 2008 and 2009 Annual Meeting other than the Proposals described in this proxy, if any other business is properly presented at the Combined 2008 and 2009 Annual Meeting, your signed proxy card gives authority to the proxy holder, Randy S. Selman, to vote on such matters at his discretion.

14.           Who are the largest principal shareholders?

For information regarding holders of more than 5% of Onstream Media’s outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management", appearing later in this proxy.

15.           Who will bear the cost of this solicitation?

 Onstream will pay the costs of solicitation, including the preparation, assembly, printing and mailing of the proxies and any additional soliciting material furnished to stockholders.  Onstream does not presently intend to solicit proxies other than by mail.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  Such brokers, fiduciaries and custodians may be reimbursed for their costs of forwarding the solicitation material to such beneficial owners.  Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of Onstream Media without additional compensation.  We anticipate that the costs of the solicitation, including printing and mailing costs, will not exceed $42,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding beneficial ownership of Onstream common stock as of January 9, 2009 held by persons who own beneficially more than 5% of Onstream’s outstanding common stock, its directors, named executive officers, and all of its directors and officers as a group.  Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Onstream Media Corporation, 1291 Southwest 29 Avenue, Pompano Beach, Florida 33069. Unless otherwise noted, management believes that all persons named in the table have sole voting and investment power with respect to all shares of Onstream common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from January 9, 2009 upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from the date hereof (unless otherwise indicated below) have been exercised.

All information is based upon a record list of stockholders as of January 9, 2009.  At that date, approximately 71% of Onstream's outstanding shares were held by CEDE & Co., which is accounted for as a single stockholder of record for multiple beneficial owners. CEDE & Co. is a nominee of the Depository Trust Company (“DTC”), with respect to securities deposited by participants with DTC, e.g., mutual funds, brokerage firms, banks, and other financial organizations.  Shares held by Cede & Co. are not reflected in the following table, except with regards to shares held by Messrs. Lewis, Berman and Tuccio, since that information was provided to Onstream in connection with their execution of agreements to vote in favor of approval of consideration being given for Onstream’s proposed acquisition of Narrowstep, Inc. and related proposals (“Voting Agreements”), which proposals are detailed in a preliminary Registration Statement on Form S-4/A filed by Onstream with the SEC on November 6, 2008, and/or filing of a subsequent Form 13G with the SEC.

	Shares of Common Stock Beneficially Owned
Names and Address of Beneficial Owner	Number	Percentage

Randy S. Selman (1)	1,537,452	3.4%
Alan M. Saperstein (2)	1,539,320	3.4%
Robert Wussler (3)	265,426	0.6%
Charles C. Johnston (4)	719,828	1.7%
Cliff Friedland (5)	1,059,776	2.4%
David Glassman (6)	1,059,609	2.4%
Carl L. Silva (7)	64,810	0.1%
Leon Nowalsky (8)	50,000	0.1%
Robert E. Tomlinson (9)	477,500	1.1%
All directors and officers as a group (nine persons) (10)	6,773,721	14.1%
Fred DeLuca (11)	4,043,849	9.3%
Austin Lewis (12)	5,694,799	13.2%
Neil Berman (13)	2,690,100	6.2%
Edward Tuccio (14)	2,212,000	5.1%

(1)
Includes 9,952 shares of Onstream common stock presently outstanding, options to acquire 100,000 common shares at $0.71 per share, options to acquire 450,000 common shares at $1.12 per share, options to acquire 450,000 common shares at $1.57 per share, options to acquire 113,750 common shares at $1.73 per share and options to acquire 400,000 common shares at $2.50 per share. Also includes unvested options to acquire 13,750 common shares at $1.73 per share, which could potentially vest within 60 days after January 9, 2009, subject to the achievement of certain performance objectives. Options to acquire another 492,500 common shares at $1.73 per share are excluded from the ownership table, as they are not expected to vest within that time frame, although they could vest under certain circumstances such as (i) change of control, (ii) constructive termination or (iii) termination other than for cause. See sections on “Employment Agreements” and “Executive Compensation” below.

(2)
Includes 11,820 shares of Onstream common stock presently outstanding, options to acquire 100,000 common shares at $0.71 per share, options to acquire 450,000 common shares at $1.12 per share, options to acquire 450,000 common shares at $1.57 per share, options to acquire 113,750 common shares at $1.73 per share and options to acquire 400,000 common shares at $2.50 per share. Also includes unvested options to acquire 13,750 common shares at $1.73 per share, which could potentially vest within 60 days after January 9, 2009, subject to the achievement of certain performance objectives. Options to acquire another 492,500 common shares at $1.73 per share are excluded from the ownership table, as they are not expected to vest within that time frame, although they could vest under certain circumstances such as (i) change of control, (ii) constructive termination or (iii) termination other than for cause. See sections on “Employment Agreements” and “Executive Compensation” below.

(3)
Includes 616 shares of Onstream common stock presently outstanding, options to acquire 50,000 common shares at $0.71 per share, options to acquire 100,000 common shares at $1.12 per share, options to acquire 100,000 common shares at $1.57 per share and warrants to purchase 14,810 common shares at $3.376 per share.

(4)
Includes, 460,214 shares of Onstream common stock held by J&C Resources, LLC, 9,614 shares of Onstream common stock held by Asset Factoring, Ltd., options to acquire 50,000 common shares at $0.71 per share, options to acquire 100,000 common shares at $1.12 per share and options to acquire 100,000 common shares at $1.57 per share. Mr. Johnston is the control person of J&C Resources, LLC and Asset Factoring, Ltd. and exercises sole voting and dispositive powers over these shares. Mr. Johnston's holdings exclude Onstream securities owned by CCJ Trust. CCJ Trust is a trust for Mr. Johnston's adult children and he disclaims any beneficial ownership interest in CCJ Trust. See section on “Transactions with Related Persons” below.

(5)
Includes 447,216 shares of Onstream common stock presently outstanding, 148,100 shares of Onstream common stock held by Titan Trust, 148,100 shares of Onstream common stock held by Dorado Trust, options to acquire 100,000 common shares at $0.71 per share, options to acquire 113,750 common shares at $1.73 per share and options to acquire 88,860 common shares at $3.376 per share. Also includes unvested options to acquire 13,750 common shares at $1.73 per share, which could potentially vest within 60 days after January 9, 2009, subject to the achievement of certain performance objectives. Options to acquire another 492,500 common shares at $1.73 per share are excluded from the ownership table, as they are not expected to vest within that time frame, although they could vest under certain circumstances such as (i) change of control, (ii) constructive termination or (iii) termination other than for cause. See sections on “Employment Agreements” and “Executive Compensation” below. Mr. Friedland is the control person and beneficial owner of both Titan Trust and Dorado Trust and exercises sole voting and dispositive powers over these shares. Mr. Friedland executed a Voting Agreement with respect to the 743,416 outstanding shares of common stock included above. See section on “Transactions with Related Persons” below.

(6)
Includes 447,049 shares of Onstream common stock presently outstanding, 148,100 shares of Onstream common stock held by JMI Trust, 148,100 shares of Onstream common stock held by Europa Trust, options to acquire 100,000 common shares at $0.71 per share, options to acquire 113,750 common shares at $1.73 per share and options to acquire 88,860 common shares at $3.376 per share. Also includes unvested options to acquire 13,750 common shares at $1.73 per share, which could potentially vest within 60 days after January 9, 2009, subject to the achievement of certain performance objectives. Options to acquire another 492,500 common shares at $1.73 per share are excluded from the ownership table, as they are not expected to vest within that time frame, although they could vest under certain circumstances such as (i) change of control, (ii) constructive termination or (iii) termination other than for cause. See sections on “Employment Agreements” and “Executive Compensation” below. Mr. Glassman is the control person and beneficial owner of both JMI Trust and Europa Trust and exercises sole voting and dispositive powers over these shares. Mr. Glassman executed a Voting Agreement with respect to the 743,249 outstanding shares of common stock included above. See section on “Transactions with Related Persons” below.

(7)	Includes options to acquire 50,000 common shares at $0.88 per share and warrants to purchase 14,810 common shares at $3.376 per share.

(8)	Includes options to acquire 50,000 common shares at $1.00 per share. See section on “Transactions with Related Persons” below.

(9)
Includes options to acquire 100,000 common shares at $0.71 per share, options to acquire 100,000 common shares at $1.12 per share, options to acquire 150,000  common shares at $1.21 per share and options to acquire 113,750 common shares at $1.73 per share. Also includes unvested options to acquire 13,750 common shares at $1.73 per share, which could potentially vest within 60 days after January 9, 2009, subject to the achievement of certain performance objectives. Options to acquire another 492,500 common shares at $1.73 per share are excluded from the ownership table, as they are not expected to vest within that time frame, although they could vest under certain circumstances such as (i) change of control, (ii) constructive termination or (iii) termination other than for cause. See sections on “Employment Agreements” and “Executive Compensation” below.

(10)	See footnotes (1) through (9) above.

(11)
Includes 3,839,304 shares of Onstream common stock presently outstanding, warrants to acquire 21,212 common shares at $1.65 per share, warrants to acquire 83,333 common shares at $1.50 per share and options to acquire 100,000 common shares at $2.46 per share. Mr. DeLuca executed a Voting Agreement with respect to the 3,839,304 outstanding shares of common stock included above. See section on “Transactions with Related Persons” below.

(12)
Includes 5,668,549 shares of Onstream common stock presently outstanding and warrants to acquire 26,250 common shares at $1.50 per share. These items are held in the name of Lewis Asset Management, LAM Opportunity Fund, Ltd and/or Lewis Opportunity Fund, LP. Mr. Lewis is the control person and beneficial owner of these entities and exercises sole voting and dispositive powers over these shares. Although Mr. Lewis executed a Voting Agreement with respect to the 3,388,643 outstanding shares of common stock he subsequently filed (on January 5, 2009) a Form SC 13G, “Statement of acquisition of beneficial ownership by individuals”, with the SEC indicating beneficial ownership by himself and/or the above entities of an aggregate of 5,668,549 shares of Onstream common stock. See section on “Transactions with Related Persons” below.

(13)
Includes 2,312,600 shares of Onstream common stock presently outstanding, 240,000 common shares issuable under an April 1, 2008 consulting agreement for financial public relations services to be received over a two year term from Mr. Berman, warrants to acquire 87,500 common shares at $1.50 per share and options to acquire 50,000 common shares at $1.00 per share. Mr. Berman executed a Voting Agreement with respect to the 2,312,600 outstanding shares of common stock included above. Mr. Berman disclaims ownership with regards to shares owned or controlled by David Berman, Corey Berman or Robyn Berman. See section on “Transactions with Related Persons” below.

(14)
Includes 2,087,000 shares of Onstream common stock presently outstanding and options to acquire 125,000 common shares at $1.00 per share. Mr. Tuccio executed a Voting Agreement with respect to the 2,087,000 outstanding shares of common stock included above.

MATTERS TO BE CONSIDERED AT THE COMBINED 2008 AND 2009 ANNUAL MEETING

PROPOSAL 1:   ELECTION OF DIRECTORS

A.           General

At the recommendation of Onstream’s Governance and Nominating Committee, the Board of Directors of Onstream has nominated Randy S. Selman, Clifford Friedland, Alan M. Saperstein, Robert J. Wussler, Charles C. Johnston, Carl L. Silva and Leon Nowalsky (each of whom is currently a director of Onstream) for reelection to the Board.  Each nominee has consented to serve as a director if elected.

Onstream's Bylaws provide that the number of directors shall be no less than one and no more than nine.  Each director is elected at Onstream’s annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.  Onstream’s Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

B.           Information about the Nominees

Onstream's Board of Directors currently consists of the following seven members, nominated for reelection:

Name	Age	Position	Director Since
Randy S. Selman	52	Chairman of the Board, President and	1993
		Chief Executive Officer
Clifford Friedland	57	Vice Chairman of the Board,	2004
		Vice President Business Development
Alan M. Saperstein	49	Director, Chief Operating Officer and	1993
		Treasurer
Robert J. Wussler(1)(2)(3)(4)	72	Director	1999
Charles C. Johnston(1)(2)(3)	73	Director	2003
Carl L. Silva(1)(2)(3)(4)	45	Director	2006
Leon Nowalsky(2)(3)	47	Director	2007

(1)           Member of the Audit Committee
(2)           Member of the Compensation Committee
(3)           Member of the Governance and Nominating Committee
(4)           Member of the Finance Committee

Randy S. Selman. Since Onstream’s inception in May 1993, Mr. Selman has served as Onstream’s Chief Executive Officer, President and Chairman, and, from September 1996 through June 1999 and from August 1, 2004 through December 15, 2004, as Onstream’s Chief Financial Officer.  From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (NASDAQ:SKTC), a software development company. SKTC developed and marketed software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in their initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

Clifford Friedland. Mr. Friedland has been a member of Onstream’s Board of Directors since December 2004. From June 2001 until the closing of the Onstream Merger in December 2004 he had served as Chairman, CEO and co-founder of privately held Onstream Media Corporation. Mr. Friedland was Vice President of Business Development and co-founder of TelePlace, Inc., a developer and owner of internet data centers and central offices from December 1999 to May 2001. Mr. Friedland was co-founder, Chairman and co-CEO of Long Distance International, Inc., one of the first competitive European telephone operators from May 1993 to December 1999. Mr. Friedland was President of Clifford Friedland Inc., a technology consulting firm, from January 1991 to April 1993. Mr. Friedland was a Director and co-founder of Action Pay-Per-View, a pay per view cable channel from January 1988 to December 1990. Mr. Friedland was President and co-founder of Long Distance America, one of the first competitive long distance operators after the breakup of AT&T from June 1984 to December 1987. Mr. Friedland was Vice President and co-founder of United States Satellite Systems, Inc., an FCC licensed builder and operator of geosynchronous communications satellites from April 1981 until December 1983. Mr. Friedland was Director and co-founder of United Satellite Communications, Inc., the world’s first direct-to-home satellite network from April 1981 until May 1984. Mr. Friedland received a B.B.A. cum laude, from City University of New York.

Alan M. Saperstein. Mr. Saperstein has served as Onstream’s Executive Vice President, Treasurer and a director since Onstream’s inception in May 1993, and has been Onstream’s Chief Operating Officer since December 2004. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations that have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

Robert J. Wussler. Mr. Wussler has been a member of Onstream’s Board of Directors since July 1999 and serves on Onstream’s Audit, Compensation, Governance and Nominating and Finance Committees. Mr. Wussler is currently the Chairman of the Wussler Group, a global entity in the telecommunication business. Mr. Wussler has been the President of Ted Turner Pictures LLC and Chairman of the Board of Directors of Team Sports Entertainment, Inc., a publicly-traded company (OTC Bulletin Board:TSPT) that is in the closed-wheel auto racing business. Prior to that, he served as Chairman, Chief Executive Officer and President of U.S. Digital Communications, Inc., a global satellite communications firm. From June 1995 to May 1998, Mr. Wussler was President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities. From 1989 to 1992, he was President and Chief Executive Officer of COMSAT Video Enterprises. From 1980 to 1990, he was Senior Vice President and Chief Operating Officer of Turner Broadcasting System. Mr. Wussler spent 21 years at CBS in various capacities, starting in the mailroom, and served as President of CBS Television and Sports from 1975 to 1978.

Charles C. Johnston. Mr. Johnston has been a member of Onstream’s Board of Directors since April 2003 and serves on Onstream’s Audit (as Chairman), Compensation and Governance and Nominating Committees. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company, since July 1993. Mr. Johnston has also served as Chairman of Inshore Technologies, a private company, since 1994 and J&C Resources, a private company, since 1987. Mr. Johnston is a member of the board of directors of AuthentiDate Holding Company (Nasdaq National Market: ADAT), Internet Commerce Corporation (Nasdaq National Market: ICCA) and McData Corporation (Nasdaq National Market: MCDT). Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute and earned his B.S. degree from WPI in 1957.

Carl Silva. Mr. Silva, who has been a member of Onstream’s Board of Directors since July 2006, serves on Onstream’s Audit, Compensation (as Chairman), Governance and Nominating and Finance Committees. Mr. Silva has over 20 years of experience in the telecommunications and high tech industry, and he has held a variety of positions in business development, sales, marketing, software engineering, and systems engineering during this time. In May 2003, Mr. Silva started Anza Borrego Partners (ABP) as a management consulting firm designed to support entrepreneurs in the growth of their businesses. Mr. Silva is currently president and CEO or Cognigen Business Systems, Inc., a joint venture of ABP and Cognigen Networks, Inc. (NASDAQ: CNGW) formed for the purpose of providing broadband services to the quick service retail industry. Mr. Silva is also Chief Scientist of Nexaira, a company involved in the distribution and support of 3G mobile broadband and router solutions. Mr. Silva was Senior Vice-President for SAIC’s Converged Network Professional services organization from July 1998 to May 2003. From September 1994 to June 1998, he was with Telcordia Technologies (formerly Bell Communications Research, or Bellcore), where he implemented the first VoIP softswitch in the cable industry.

Leon Nowalsky. Mr. Nowalsky was appointed a member of Onstream’s Board of Directors in December 2007 and serves on Onstream’s Compensation and Governance and Nominating (as Chairman) Committees. Mr. Nowalsky, a partner in the New Orleans-based law firm of Nowalsky, Bronston & Gothard APLLC (NBG), possesses over 20 years experience in the field of telecommunications law and regulation. Mr. Nowalsky presently is a founder and board member of Thermo Credit, LLC, a specialty finance company for the telecommunications industry and J.C. Dupont, Inc., a Louisiana based oil and gas concern. Mr. Nowalsky has been general counsel for Telemarketing Communications of America, Inc., (“TMC”), as well as lead counsel in TMC’s mergers and acquisitions program, and following TMC’s acquisition by a wholly owned subsidiary of Advanced Telecommunications Corporation, Mr. Nowalsky served as ATC’s chief regulatory counsel as well as interim general counsel. In 1990, Mr. Nowalsky left ATC to set up a private law practice specializing in telecommunications regulatory matters, mergers and acquisitions and corporate law, which later expanded to become NBG. Mr. Nowalsky has previously served as a director of the following companies: Network Long Distance, Inc., a long distance company which was acquired by IXC Communications; RFC Capital Corp., a specialty finance company dedicated exclusively to the telecommunications industry which was purchased in 1999 by TFC Financial Corp., a division of Textron (NYSE:TXT); and New South Communications, a facilities-based competitive local exchange carrier which merged to form NUVOX; W2Com, LLC, a video conferencing and distance learning provider which was acquired by Arel Communications & Software, Ltd. (NASDAQ: ARLC).

There is no family relationship between any of the nominees or between any of the nominees and Onstream.  There are no business relationships between any of the nominees and Onstream.  There are no material proceedings to which any nominee is a party adverse to Onstream or any of its subsidiaries or has a material interest adverse to Onstream or any of its subsidiaries. See section on “Transactions with Related Persons” below.

C.           Director Independence

Rule 4350(c) of the NASDAQ Marketplace Rules to which Onstream is subject requires that a majority of the members of its Board of Directors are independent as defined in Rule 4200 of the NASDAQ Marketplace Rules.  Onstream's Board of Directors has determined that the following directors satisfy the independence requirements of the NASDAQ Marketplace Rules: Robert Wussler, Charles Johnston, Carl Silva and Leon Nowalsky.

D.           Board Meetings And Committees; Annual Meeting Attendance

The Board of Directors meets regularly (in-person and/or by telephone conference) during the year to review matters affecting Onstream and to act on matters requiring Board approval. It also holds Annual Meetings whenever circumstances require and may act by written consent.  During the fiscal year ended September 30, 2008, there were six meetings of the Board, and the Board took action eight times by written consent. During the fiscal year ended September 30, 2007, there were nine meetings of the Board, and the Board took action 13 times by written consent. The Board of Directors has four standing committees as discussed below and may, from time to time, establish additional committees.

Audit Committee.  The Audit Committee of the Board of Directors is responsible for the engagement of Onstream's independent public accountants, approving services rendered by Onstream's accountants and reviewing and evaluating Onstream's accounting systems, financial controls and financial personnel. The Audit Committee operates pursuant to a charter.  A copy of the Audit Committee Charter is included as Appendix B to Onstream’s Proxy Statement for its 2007 Annual Meeting as filed on Schedule 14A with the Securities and Exchange Commission on July 31, 2007.  In addition, a stockholder can request, in writing without charge, a copy of the Audit Committee Charter, by contacting Investor Relations as set forth in the Section titled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 24.  The Audit Committee is presently composed of Messrs. Johnston (chairman), Wussler and Silva.  Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NASDAQ Stock Market and they are “audit committee financial experts” within the meaning of the applicable regulations of the Securities and Exchange Commission promulgated pursuant to the Sarbanes-Oxley Act of 2002.  The Audit Committee met (in-person and/or by telephone conference) five times in fiscal 2008 and six times in fiscal 2007.

2007 and 2008 Audit Committee Report.  The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of Onstream's financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Onstream’s management has responsibility for preparing financial statements of Onstream as well as Onstream’s financial reporting process. Goldstein Lewin & Co., acting as independent auditors, is responsible for expressing an opinion on the conformity of Onstream's audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal years 2007 and 2008 with Onstream's management.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3)
The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent auditors.

4)
Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of Onstream, and the Board has approved, that the audited financial statements be included in Onstream’s Annual Report on Form 10-KSB for the years ended September 30, 2007 and 2008, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market.

Compensation Committee.  The Compensation Committee establishes and administers Onstream's executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee administers Onstream's 1996 Stock Option Plan and its 2007 Equity Incentive Plan and determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Compensation Committee's authority and recommends plans and plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as Onstream may establish from time to time. The Compensation Committee is presently composed of Messrs. Silva (chairman), Wussler, Johnston and Nowalsky.  The Compensation Committee met (in person and/or by telephone conference) two times in fiscal 2008 and three times in fiscal 2007.

Finance Committee.  The Finance Committee reviews and makes recommendations concerning:

•	proposed dividend actions, stock splits and repurchases;

•	current and projected capital requirements;

•	issuance of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions, divestitures, joint ventures and other equity investments;

•	customer financing activities, business and related customer finance business and funding plans of Onstream and its subsidiaries;

•	overall company risk management program and major insurance programs; and

•	investment policies, administration and performance of the trust investments of Onstream's employee benefit plans.

The Finance Committee is presently composed of Messrs. Wussler and Silva.  The Finance Committee met in fiscal 2008 and 2007 in conjunction with meetings of the full Board of Directors.

Governance and Nominating Committee.  While Onstream has not adopted a formal charter for the Governance and Nominating Committee, in June 2003, Onstream's Board of Directors adopted Corporate Governance and Nominating Committee Principles. A copy of the Corporate Governance and Nominating Committee Principles is included as Appendix A to this proxy.  In addition, a stockholder can request, in writing without charge, a copy of the Corporate Governance and Nominating Committee Principles, by contacting Investor Relations as set forth in the Section titled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 24. The Governance and Nominating Committee is presently composed of Messrs. Nowalsky (chairman), Johnston, Wussler and Silva, who are each "independent" as independence for nominating committee members is defined within the NASDAQ Marketplace Rules.  The Governance and Nominating Committee met (in-person and/or by telephone conference) one time in fiscal 2008, as well as in conjunction with meetings of the full Board of Directors during fiscal 2008 and 2007.

The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

•	the responsibilities and functions of the Board and Board committees and with respect to Board compensation;

•	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board;

•	candidates for election as Chief Executive Officer and other corporate officers; and

•	monitoring the performance of the Chief Executive Officer and Onstream's plans for senior management succession.

The procedures for identifying candidates include a review of Onstream's current directors; soliciting input from existing directors and executive officers, and a review of submissions from stockholders, if any. Onstream’s management believes that the Board should be composed of:

•	directors chosen with a view to bringing to the Board a variety of experiences and backgrounds;

•	directors who have high level managerial experience or are accustomed to dealing with complex problems;

•
directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, while also taking into consideration the overall composition and needs of the Board; and

•	a majority of the Board's directors must be independent directors under the criteria for independence required by the Securities and Exchange Commission and the NASDAQ Stock Market.

In considering possible candidates for election as an outside director, the Governance and Nominating Committee and other directors should be guided by the foregoing general guidelines and by the following criteria:

•
Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of Onstream in order to carry out the responsibilities of a director.

•	Each director should be free of any conflict of interest, which would interfere with the proper performance of the responsibilities of a director.

•	The Chief Executive Officer is expected to be a director. Other members of senior management may be considered, but Board membership is not necessary or a prerequisite to a higher management position.

E.           Communications with Directors

Stockholders may communicate with any member of the Board of Directors, or the Board of Directors as a whole, by writing to Onstream's Corporate Secretary at 1291 SW 29th Avenue, Pompano Beach, Florida 33069 with a request to forward same to the intended recipient. In general, all stockholder communications delivered to Onstream's Corporate Secretary for forwarding will be forwarded in accordance with the stockholder’s instructions. However, the Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

F.           Equity Compensation Plans

On February 9, 1997, the Board of Directors and a majority of Onstream's stockholders adopted Onstream's 1996 Stock Option Plan (the "Plan"). Pursuant to an amendment to the Plan ratified by stockholders on September 13, 2005, Onstream has reserved an aggregate of 4,500,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options") and 2,000,000 shares for restricted stock grants (“Stock Grants”) made under the Plan. At September 30, 2008, there were unexercised options to purchase 4,043,000 shares of Onstream common stock outstanding under the Plan. Such options were issued to Onstream's directors, employees and consultants at exercise prices ranging from $0.71 to $2.98 per share. As discussed in the following paragraph, the Company may no longer issue additional options or stock grants under the Plan.

On September 18, 2007, the Company’s Board of Directors and a majority of Onstream's stockholders adopted the 2007 Equity Incentive Plan (the “2007 Plan”), which authorized the issuance of up to 6,000,000 shares of Onstream common stock pursuant to stock options, stock purchase rights, stock appreciation rights and/or stock awards for employees, directors and consultants. The options and stock grants authorized for issuance under the 2007 Plan were in addition to those already issued under the Plan, although Onstream may no longer issue additional options or stock grants under the Plan. At September 30, 2008, there were unexercised options to purchase 4,060,000 shares of our common stock outstanding under the 2007 Plan.  Such options were issued to our directors, employees and consultants at exercise prices ranging from $1.00 to $1.73 per share.

The stated purpose of the Plan and the 2007 Plan is to increase Onstream's employees', advisors', consultants' and non-employee directors' proprietary interest in the company, and to align more closely their interests with the interests of Onstream's stockholders, as well as to enable Onstream to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Plan and the 2007 Plan is administered by the Compensation Committee of Onstream's Board of Directors (“the Committee"). The Committee determines, from time to time, those of Onstream's officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Stock Grants may be issued by the Committee at up to a 10% discount to market at the time of grant. All other questions relating to the administration of the Plan and the 2007 Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors or the Committee.

Plan Options granted under the Plan or the 2007 Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allowed for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and to receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of Onstream common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of Onstream common stock, no more than five years after the date of the grant. In any case, the exercise price of any stock option granted under the Plan or the 2007 Plan will not be less than 85% of the fair market value of the common stock on the date of grant. The exercise price of Non-Qualified Options is determined by the Committee.

The per share purchase price of shares subject to Plan Options granted under the Plan or the 2007 Plan may be adjusted in the event of certain changes in Onstream's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan. Officers, directors and employees of and consultants to Onstream and Onstream's subsidiaries are eligible to receive Non-Qualified Options under the Plan or the 2007 Plan. Only such individuals who are employed by Onstream or by any of Onstream's subsidiaries thereof are eligible to receive Incentive Options.

All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not Onstream's employee but is a member of Onstream's Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

The Board of Directors may amend, suspend or terminate the Plan or the 2007 Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or the 2007 Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in Onstream's capitalization) without the consent of Onstream's stockholders, (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan or the 2007 Plan.

Unless the Plan or 2007 Plan has been earlier suspended or terminated by the Board of Directors, the Plan or the 2007 Plan shall terminate 10 years from the date of the Plan's or the 2007 Plan’s adoption. Any such termination of the Plan or the 2007 Plan shall not affect the validity of any Plan Options previously granted thereunder.

The potential benefit to be received from a Plan Option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan Options that have been or may be granted under the Plan or the 2007 Plan is therefore not ascertainable. On January 9, 2009, the closing price of our common stock as reported on the NASDAQ Capital Market was $0.27 per share.

G.           Directors' Compensation

The following table presents director compensation (excluding directors who are Named Executive Officers) for the year ended September 30, 2008:

					Change In
					Pension Value
	Fees Earned			Non-Equity	and Nonqualified
	Or Paid In		Stock	Option	Incentive Plan	Deferred	All Other	Total
	Cash		Awards	Awards	Compensation	Compensation	Compensation	Compensation
Name	($) (1)		($) (3)	($) (4)	($)	Earnings ($)	($)	($)
Robert J. Wussler	$15,000		-0-	-0-	-0-	-0-	-0-	$15,000
Charles C. Johnston	$15,000		$43,250	-0-	-0-	-0-	-0-	$58,250
Carl L. Silva	$15,000		-0-	-0-	-0-	-0-	-0-	$15,000
Benjamin Swirsky	$2,750	(2)	-0-	-0-	-0-	-0-	-0-	$2,750
Leon Nowalsky	$12,250	(2)	-0-	$27,325	-0-	-0-	-0-	$39,575

(1)
Directors who are not Onstream's employees received $3,750 per quarter as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors meetings.

(2)
On December 6, 2007 Mr. Benjamin Swirsky resigned from his post on the Board of Directors, for health-related reasons. On the same day, the remaining members of the Board appointed Mr. Leon Nowalsky as Mr. Swirsky’s replacement. Therefore, the director’s compensation for the quarter ended December 31, 2007 was paid on a pro-rated basis to Mr. Swirsky and Mr. Nowalsky.

(3)
From time to time Onstream issues the members of Onstream's Board of Directors of Onstream common stock as compensation for their services as directors. In December 2007, pursuant to approval by Onstream's Compensation Committee and Onstream's Board of Directors, Onstream issued 25,000 restricted Plan shares of Onstream common stock to Mr. Charles Johnston as compensation for services to be rendered by him for the fiscal year ended September 30, 2008, in connection with his then recent appointment as Chairman of Onstream's Audit Committee. These shares were valued at $1.73 per share, the fair market value at the date of the approval. No other shares were issued to the directors who were not also Named Executive Officers during the year ended September 30, 2008.

(4)
From time to time Onstream issues the members of Onstream's Board of Directors options to purchase shares of Onstream common stock as compensation for their services as directors. At September 30, 2008 members of Onstream's Board of Directors (excluding those who are Named Executive Officers) held outstanding options and warrants to purchase an aggregate of 629,620 shares of Onstream common stock at prices ranging from $0.71 to $3.376 per share.

In December 2004, and in connection with the Onstream Merger, Messrs. Wussler and Johnston each received immediately exercisable five-year options to purchase 100,000 shares of Onstream common stock with an exercise price of $1.57 per share (fair market value on the date of issuance). These options were issued outside of Onstream's 1996 Stock Option Plan and are still outstanding. In July 2005 Messrs. Wussler and Johnston each received immediately exercisable five-year Plan options to purchase 100,000 shares of Onstream common stock with an exercise price of $1.12 per share (fair market value on the date of issuance), which are still outstanding. In July 2006 Onstream issued immediately exercisable four-year Plan options to purchase 50,000 shares of Onstream common stock with an exercise price of $0.88 per share (fair market value on the date of issuance) granted to Mr. Carl L. Silva upon his initial appointment to Onstream's Board of Directors, which are still outstanding. In September 2006 Messrs. Wussler and Johnston each received immediately exercisable five-year Plan options to purchase 50,000 shares of Onstream common stock with an exercise price of $0.71 per share (above fair market value on the date of issuance), which are still outstanding.

Messrs. Wussler and Silva also each hold warrants to purchase 14,810 Onstream common shares at $3.376 per share, issued at the time of the Onstream Merger in exchange for warrants issued to them by Acquired Onstream.

In December 2007 Onstream issued immediately exercisable four-year Plan options to purchase 50,000 shares of Onstream common stock with an exercise price of $1.00 per share (above fair market value on the date of issuance) granted to Mr. Leon Nowalsky upon his initial appointment to Onstream's Board of Directors. The compensation value indicated for this option in the above table is the related expense recognized on our financial statements for the period, based on the Black Scholes method. No other options were issued to the directors who were not also Named Executive Officers during the year ended September 30, 2008.

The following table presents director compensation (excluding directors who are Named Executive Officers) for the year ended September 30, 2007:

						Change In
						Pension Value
	Fees Earned				Non-Equity	and Nonqualified
	Or Paid In		Stock	Option	Incentive Plan	Deferred	All Other	Total
	Cash		Awards	Awards	Compensation	Compensation	Compensation	Compensation
Name	($) (1)		($)	($) (3)	($)	Earnings ($)	($)	($)
Robert J. Wussler	$15,000		-0-	-0-	-0-	-0-	-0-	$15,000
Charles C. Johnston	$15,000		-0-	-0-	-0-	-0-	-0-	$15,000
Carl L. Silva	$15,000		-0-	-0-	-0-	-0-	-0-	$15,000
Benjamin Swirsky	$15,000	(2)	-0-	-0-	-0-	-0-	-0-	$15,000
Leon Nowalsky	-0-	(2)	-0-	-0-	-0-	-0-	-0-	-0-

(1)
Directors who are not Onstream's employees received $3,750 per quarter as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors meetings.

(2)
On December 6, 2007 Mr. Benjamin Swirsky resigned from his post on the Board of Directors, for health-related reasons. On the same day, the remaining members of the Board appointed Mr. Leon Nowalsky as Mr. Swirsky’s replacement.

(3)
From time to time Onstream issue the members of Onstream's Board of Directors options to purchase shares of Onstream common stock as compensation for their services as directors. At September 30, 2007 members of Onstream's Board of Directors (excluding those who are Named Executive Officers) held outstanding options and warrants to purchase an aggregate of 829,620 shares of Onstream common stock at prices ranging from $0.71 to $3.376 per share. See additional information in footnotes 3 and 4 to the previous table.

H.           Non-Director Executive Officers

The name and age of each non-director executive officer are set forth below:

Name	Age	Position
David Glassman	57	Senior Vice President and Chief Marketing Officer
Robert E. Tomlinson	51	Senior Vice President and Chief Financial Officer

David Glassman. Mr. Glassman has served as Onstream’s Chief Marketing Officer since December 2004. He served as Vice Chairman, President and co-founder of Acquired Onstream from June 2001 until joining Onstream’s company. Mr. Glassman was Vice President of Marketing and co-founder of TelePlace, Inc., a developer and owner of internet data centers and central offices from December 1999 to May 2001. Mr. Glassman was co-founder, Vice Chairman and Co-CEO of Long Distance International, Inc., one of the first competitive European telephone operators from May 1993 to December 1999. Mr. Glassman was an independent technology consultant from January 1988 to April 1993. Clients included Action Pay Per View. Mr. Glassman was President and co-founder of Long Distance America, one of the first competitive long distance operators after the breakup of AT&T from January 1984 to December 1987. Mr. Glassman was a communications consultant from January 1981 to January 1984 providing services to United States Satellite Systems Inc. and United Satellite Communications Inc. Mr. Glassman was co-founder and director of All American Hero, Inc., from January 1981 until December 1986. Mr. Glassman received a B.S. in Business Management from Florida International University.

Robert E. Tomlinson. On December 15, 2004 Mr. Tomlinson was appointed Onstream’s Chief Financial Officer. Mr. Tomlinson joined us as Vice President-Finance in September 2004. Mr. Tomlinson started his financial and accounting career in 1977 with the international accounting firm of Price Waterhouse. In 1982 he left that firm to join Embraer, an international aircraft manufacturing and support firm, at their U.S. subsidiary in Fort Lauderdale, Florida, where he managed all financial functions and eventually was named Senior Vice President-Finance and a member of the U.S. firm’s Board of Directors. Mr. Tomlinson left Embraer in 1994 and joined staffing and human resource firm OutSource International, serving as its Chief Financial Officer and helping to take the company public in 1997. Mr. Tomlinson's areas of responsibility at OutSource International included corporate accounting, treasury and risk management. From when he left OutSource International in February 2000 until 2002 he worked as an independent certified public accountant, focusing on accounting and tax services to corporations. From 2002 until joining us, Mr. Tomlinson served as CFO for Total Travel and Tickets, a Fort Lauderdale based ticket broker. Mr. Tomlinson has held an active Certified Public Accountant license since 1978.

I.           Executive Compensation

The following table sets forth certain information relating to the compensation of (i) Onstream’s Chief Executive Officer; and (ii) each Onstream executive officer who earned more than $100,000 in total compensation during the most recent fiscal year (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

							Securities
				Stock	Option		Underlying		All Other		Total
Name And	Fiscal		Bonus	Awards	Awards		Options (#)		Compensation		Compensation
Principal Position	Year	Salary ($)	($)	($) (11)	($)(11)		(11)		($) (12)		($) (13)

Randy S. Selman	2008	$263,695	-0-	-0-	$141,417	(11)	-0-		$51,502	(1)	$456,614
President, Chief	2007	$224,272	-0-	-0-	-0-	(11)	620,000	(11)	$48,679	(2)	$272,951
Executive Officer
and Director

Alan Saperstein	2008	$238,695	-0-	-0-	$141,417	(11)	-0-		$56,942	(3)	$437,054
Chief Operating	2007	$206,689	-0-	-0-	-0-	(11)	620,000	(11)	$54,901	(4)	$261,590
Officer, Treasurer
and Director

Clifford Friedland	2008	$212,358	-0-	-0-	$141,417	(11)	-0-		$59,050	(5)	$412,825
Senior VP - Busi-	2007	$192,940	-0-	-0-	-0-	(11)	620,000	(11)	$58,263	(6)	$251,203
ness Development
and Director

David Glassman	2008	$212,358	-0-	-0-	$141,417	(11)	-0-		$52,155	(7)	$405,930
Senior VP -	2007	$192,940	-0-	-0-	-0-	(11)	620,000	(11)	$51,629	(8)	$244,569
Marketing

Robert Tomlinson	2008	$223,125	-0-	-0-	$141,417	(11)	-0-		$63,742	(9)	$428,284
Chief Financial	2007	$191,134	-0-	-0-	-0-	(11)	620,000	(11)	$51,950	(10)	$243,084
Officer

(1)	Includes $15,046 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $19,456 deferred compensation and 401(k) match.

(2)	Includes $13,679 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.

(3)	Includes $21,942 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.

(4)	Includes $19,901 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.

(5)	Includes $21,939 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $20,111 deferred compensation and 401(k) match.

(6)
Includes $19,897 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $21,366 deferred compensation and 401(k) match. Table excludes amounts paid to Mr. Friedland during fiscal 2006 related to compensation accrued prior to the Onstream Merger.

(7)	Includes $15,044 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $20,111 deferred compensation and 401(k) match.

(8)
Includes $13,263 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $21,366 deferred compensation and 401(k) match. Table excludes amounts paid to Mr. Glassman during fiscal 2007 related to compensation accrued prior to the Onstream Merger.

(9)	Includes $21,941 for medical and other insurance; $12,000 automobile allowance; $8,125 dues allowance and $21,676 deferred compensation and 401(k) match.

(10)	Includes $19,871 for medical and other insurance; $10,875 automobile allowance and $21,204 deferred compensation and 401(k) match.

(11)
During the year ended September 30, 2007, each of the Named Executive Officers was issued options to purchase 620,000 common shares at $1.73 per share, which was the fair value at date of grant. 220,000 of those options vest based on performance over the two year period from October 1, 2007 through September 30, 2009 and since that service period starts after September 30, 2007, there was no related compensation expense for the year then ended. The remaining 400,000 of those options vest based on service over a four year period that starts on September 27, 2007. The four days from the vesting period start date through September 30, 2007 represent approximately one quarter of one percent of an approximately 1,460 day total service period, which is considered immaterial for inclusion of compensation expense for the year ended September 30, 2007. The entire compensation expense for these options will be recognized over the two years starting October 1, 2007, using the Black-Scholes model.

Onstream has determined that the performance objectives (as set forth in Employment Agreements above) were met for the quarter ended December 31, 2007, but that they were not met for the remaining three quarters of fiscal 2008 nor were they met for the year ended September 30, 2008. Therefore, 13,750 options out of a potential 110,000 performance options vested for each executive during fiscal 2008. An additional 100,000 service options vested during fiscal 2008, for total vested options of 113,750 for each of the Named Executive Officers during fiscal 2008.

(12)
The named executive officers did not receive non-equity incentive plan compensation or compensation from changes in pension value and nonqualified deferred compensation earnings during the periods covered by the above table.

(13)
 Total compensation includes cash and non-cash elements. The most significant non-cash element is the options, which as discussed in footnote 11 above had a strike price that exceeded the fair value by $1.43 per share of September 30, 2008 and thus at that date were what is commonly described as “under water”. Below is a table that presents the cash and non-cash elements of compensation for the year ended September 30, 2008:

	Cash Compensation	Non-Cash Compensation	Total
			Compensation
Randy S. Selman	$315,197	$141,417	$456,614
Alan Saperstein	$295,637	$141,417	$437,054
Clifford Friedland	$271,408	$141,417	$412,825
David Glassman	$264,513	$141,417	$405,930
Robert Tomlinson	$286,867	$141,417	$428,284

The following table sets forth certain information regarding stock options held as of September 30, 2008 by the Named Executive Officers.  There were no other outstanding stock awards held by them as of that date:

				Equity Incentive
				Plan Awards:
				Number of Securities
	Number of Securities			Underlying
	Underlying Unexercised			Unexercised
	Options (#)			Unearned Options	Exercise	Option Expiration
Name	Exercisable		Unexercisable	(#)	Price ($)	Date

Randy Selman (3)	100,000				$ 0.71	9/29/2011
	450,000				$ 1.12	7/6/2010
	450,000				$ 1.57	12/27/09
	400,000				$ 2.50	9/30/09
	100,000	(1)	300,000 (1)		$ 1.73	9/28/2012-9/28/2015
	13,750	(2)		206,250 (2)	$ 1.73	12/31/2011-9/28/2013

Alan Saperstein (3)	100,000				$ 0.71	9/29/2011
	450,000				$ 1.12	7/6/2010
	450,000				$ 1.57	12/27/2009
	400,000				$ 2.50	9/30/2009
	100,000	(1)	300,000 (1)		$ 1.73	9/28/2012-9/28/2015
	13,750	(2)		206,250 (2)	$ 1.73	12/31/2011-9/28/2013

Clifford Friedland (3)	100,000				$ 0.71	9/29/2011
	88,860				$ 3.376	7/1/2012
	100,000	(1)	300,000 (1)		$ 1.73	9/28/2012-9/28/2015
	13,750	(2)		206,250 (2)	$ 1.73	12/31/2011-9/28/2013

David Glassman (3)	100,000				$ 0.71	9/29/2011
	88,860				$ 3.376	7/1/2012
	100,000	(1)	300,000 (1)		$ 1.73	9/28/2012-9/28/2015
	13,750	(2)		206,250 (2)	$ 1.73	12/31/2011-9/28/2013

Robert Tomlinson (3)	100,000				$ 0.71	9/29/2011
	100,000				$ 1.12	7/6/2010
	150,000				$ 1.21	7/6/2009
	100,000	(1)	300,000 (1)		$ 1.73	9/28/2012-9/28/2015
	13,750	(2)		206,250 (2)	$ 1.73	12/31/2011-9/28/2013

(1)	Vesting of the options to purchase 400,000 shares is based on years of service. These vesting conditions are discussed in detail under “Employment Agreements” below.

(2)
Vesting of the options to purchase 220,000 shares is based on achieving certain financial objectives. These vesting conditions are discussed in detail under “Employment Agreements” below. 96,250 of the 206,250 shares unvested as of September 30, 2008 will never vest based on meeting those certain objectives, since the applicable financial periods have already passed, but they may vest under the conditions noted in footnote 3 to this table, below.

(3)
The executive’s employment agreement provides that under certain circumstances, all options previously granted the executive will be cancelled, with all underlying shares (vested or unvested) issued to the executive, and Onstream will pay all taxes for the executive. These conditions are discussed in detail under “Employment Agreements” below.

J.           Employment Agreements

On September 27, 2007, Onstream's Compensation Committee and Onstream's Board of Directors approved three-year employment agreements with Messrs. Randy Selman (President and CEO), Alan Saperstein (COO and Treasurer), Robert Tomlinson (Chief Financial Officer), Clifford Friedland (Senior Vice President Business Development) and David Glassman (Senior Vice President Marketing), collectively referred to as “the Executives”. Other than the extended term of the new agreements, the following salary, raise and benefit payments are substantially the same as the Executives would have received under the employment agreements previously in place that would have expired December 27, 2008. The new agreements provide annual base salaries of $253,000 for Mr. Selman, $230,000 for Mr. Saperstein, $207,230 for Mr. Tomlinson and $197,230 for Messrs. Friedland and Glassman, and allow for 10% annual increases through December 27, 2008 and 5% per year thereafter. In addition, each of the Executives receives an auto allowance payment of $1,000 per month, a “retirement savings” payment of $1,500 per month, and an annual $5,000 allowance for the reimbursement of dues or charitable donations. Onstream also pay insurance premiums for the Executives, including medical, life and disability coverage.

As part of the above employment agreements, and in accordance with the terms of the “2007 Equity Incentive Plan” approved by Onstream's stockholders in their September 18, 2007 annual meeting, Onstream granted each of the Executives options (“Plan Options”) to purchase an aggregate of 400,000 shares of Onstream common stock at an exercise price of $1.73 per share, the fair market value at the date of the grant, which shall be exercisable for a period of four (4) years from the date of vesting. The options vest in installments of 100,000 per year, starting on September 27, 2008, and they automatically vest upon the happening of the following events on a date more than six (6) months after the date of the agreement: (i) change of control (ii) constructive termination, and (iii) termination other than for cause, each as defined in the employment agreements. Unvested options automatically terminate upon (i) termination for cause or (ii) voluntary termination. In the event the agreement is not renewed or the Executive is terminated other than for cause, the Executives shall be entitled to require Onstream to register the options.

The Executives will be eligible for a performance bonus, based on meeting revenue and cash flow objectives. In connection with this bonus program, Onstream granted each of the Executives Plan Options to purchase an aggregate of 220,000 shares of Onstream common stock at an exercise price of $1.73 per share, the fair market value at the date of the grant, which shall be exercisable for a period of four (4) years from the date of vesting. Up to one-half of these shares will be eligible for vesting on a quarterly basis and the rest annually, with the total grant allocated over a two-year period starting October 1, 2007. Vesting of the quarterly portion is subject to achievement of increased revenues over the prior quarter as well as positive and increased net cash flow per share (defined as cash provided by operating activities per the Company’s statement of cash flow, measured before changes in working capital components and not including investing or financing activities) for that quarter. Vesting of the annual portion is subject to meeting the above cash flow requirements on a year-over-year basis, plus a revenue growth rate of at least 30% for the fiscal year over the prior year. In the event of quarter to quarter decreases in revenues and or cash flow, the options shall not vest for that quarter but the unvested quarterly options shall be added to the available options for the year, vested subject to achievement of the applicable annual goal. In the event options do not vest based on the quarterly or annual goals, they shall immediately expire. In the event the agreement is not renewed or the Executive is terminated other than for cause, the Executives shall be entitled to require Onstream to register the vested options. Onstream have agreed that this bonus program will continue after the initial two-year period, with the specific bonus parameters to be negotiated in good faith between the parties at least 90 days before the expiration of the program then in place.

Onstream has determined that the performance objectives were met for the quarter ended December 31, 2007 but they were not met for the remaining three quarters of fiscal 2008.  Therefore, 13,750 options out of a potential 110,000 performance options vested for each executive during fiscal 2008. Onstream has not determined whether the performance objectives were met for the quarter ended December 31, 2008.

Under the terms of the agreements, upon a termination subsequent to a change of control, termination without cause or constructive termination, each as defined in the agreements, Onstream would be obligated to pay each of the executives an amount equal to three times the Executive’s base salary plus full benefits for a period of the lesser of (i) three years from the date of termination or (ii) the date of termination until a date one year after the end of the initial employment contract term. Onstream may defer the payment of all or part of this obligation for up to six months, to the extent required by Internal Revenue Code Section 409A. In addition, if the five day average closing price of the common stock is greater than or equal to $2.50 per share on the date of any termination or change in control, all options previously granted the Executive(s) will be cancelled, with all underlying shares (vested or unvested) issued to the executive, and Onstream will pay all taxes for the Executive(s). If the five-day average closing price of the common stock is less than $2.50 per share on the date of any termination or change in control, the options will remain exercisable under the original term.

As part of the above employment agreements, and in consideration for the provision in the new employment agreements that change of control benefits would not be paid related to any merger and any related financing occurring within 18 months of entering into the new agreements, Onstream agreed to grant each of the executives fully vested four-year options for shares equivalent to one percent (1%) of the total number of shares issued in connection with any such merger and/or any related financing including any contingent shares, once earned. If Onstream enters into a definitive merger agreement during that 18 month period, the number of options will be determined and granted at the time of closing that merger and will have an exercise price equal to the fair value at the date of grant (but no less than $1.00). Onstream agreed to register these and all other shares or options held by the executives with or simultaneously to any shares registered in connection with such a merger and/or any related financing.

Under the terms of the agreements, Onstream may terminate an Executive’s employment upon his death or disability or with or without cause. To the extent that an Executive is terminated for cause, no severance benefits are due him. If an employment agreement is terminated as a result of the Executive’s death, his estate will receive one year base salary plus any bonus or other compensation amount or benefit then payable or that would have been otherwise considered vested or earned under the agreement during the one-year period subsequent to the time of his death. If an employment agreement is terminated as a result of the Executive’s disability, as defined in the agreement, he is entitled to compensation in accordance with Onstream's disability compensation for senior executives to include compensation for at least 180 days, plus any bonus or other compensation amount or benefit then payable or that would have been otherwise considered vested or earned under the agreement during the one-year period subsequent to the time of his disability. These employment agreements contain certain non-disclosure and non-competition provisions and Onstream has agreed to indemnify the executives in certain circumstances.

As part of the above employment agreements, Onstream agreed that in the event Onstream is sold for a “Company Sale Price” in excess of the “Current Capitalization” during the term of the agreements, both terms as defined below, and the Company Sale Price represents at least $2.50 per share (adjusted for recapitalization including but not limited to splits and reverse splits), the executives and certain other employees, will receive, as a group, cash compensation of twelve and one-half percent (12.5%) of the excess of the Company Sale Price over the Current Capitalization, payable in immediately available funds at the time of closing such transaction.  The Current Capitalization is defined as the sum of (i) the number of common shares issued and outstanding, (ii) the common stock equivalent shares related to paid for but not converted preferred shares and (iii) the number of common shares underlying “in-the-money” warrants and options, such sum multiplied by the market price per share and then reduced by the proceeds payable upon exercise of the “in-the-money” warrants and options, all determined as of the date of this new agreement but the market price per share used for this purpose to be no less than $2.00. The Company Sale Price is defined as the number of common shares outstanding at the time Onstream is sold multiplied by the price per share paid in such Company Sale transaction. The 12.5% was allocated in the new employment agreements as two and one-half percent (2.5%) each to Messrs. Selman, Saperstein, Friedland and Glassman and one and one-half percent (1.5%) to Mr. Tomlinson.  The remaining one percent (1.0%) will be allocated by the Board and Onstream's management at a later date, which will be primarily to compensate Onstream's other executives not having employment contracts, but may also include additional allocation to some or all of these five senior executives.

The above description is qualified in its entirety by the terms and conditions of the employment agreements.

K.           Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Onstream under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2008 and Forms 5 and amendments thereto furnished to Onstream with respect to the fiscal year ended September 30, 2008, as well as any written representation from a reporting person that no Form 5 is required, Onstream’s management is not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2008, other than indicated below.

Randy Selman, Onstream’s CEO and Chairman of the Board, Alan Saperstein, Onstream’s COO and one of its directors and Clifford Friedland, Onstream’s Senior VP-Business Development and one of its directors, have not filed a Form 4 on a timely basis related to 620,000 options granted each of them on September 27, 2007. Mr. Selman, Mr. Saperstein and Mr. Friedland have represented to Onstream that they will file these forms as soon as practicable.

Robert Tomlinson, Onstream’s CFO, and David Glassman, Onstream’s Senior VP-Marketing have not filed a Form 4 on a timely basis related to 620,000 options granted each of them on September 27, 2007. Mr. Tomlinson and Mr. Glassman have represented to Onstream that they will file these forms as soon as practicable.

Charles Johnston, one of Onstream’s directors, has not filed a Form 3 or Form 4 on a timely basis related to 25,000 shares issued to him on December 5, 2007. Mr. Johnston has represented to Onstream that he will file this form as soon as practicable.

Leon Nowalsky, one of Onstream’s directors, has not filed a Form 3 or Form 4 on a timely basis related to 50,000 options granted to him on December 6, 2007. Mr. Nowalsky has represented to Onstream that he will file this form as soon as practicable.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Onstream under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2007 and Forms 5 and amendments thereto furnished to Onstream with respect to the fiscal year ended September 30, 2007, as well as any written representation from a reporting person that no Form 5 is required, Onstream’s management is not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2007, other than indicated below.

Robert Tomlinson, Onstream’s CFO, filed a Form 4 on July 23, 2007, related to 100,000 stock options granted him on July 6, 2005. In accordance with Section 16 of the Securities Exchange Act of 1934, this filing due date was within 10 days of the applicable event, or July 16, 2005. In addition, Mr. Tomlinson filed a Form 4 on July 23, 2007, related to 100,000 stock options granted him on September 29, 2006.

Randy Selman, Onstream’s CEO and Chairman of the Board, Alan Saperstein, Onstream’s COO and a director and Clifford Friedland, Senior VP-Business Development and a director, have not filed a Form 4 on a timely basis related to 100,000 options granted each of them on September 29, 2006. Mr. Selman, Mr. Saperstein and Mr. Friedland have represented to Onstream that they will file these forms as soon as practicable.

Charles Johnston, Benjamin Swirsky, and Robert Wussler, each being a director at the time of the option grant, have not filed a Form 3 or Form 4 on a timely basis related to 50,000 options granted each of them on September 29, 2006. Mr. Johnston, Mr. Swirsky and Mr. Wussler have represented to Onstream that they will file these forms as soon as practicable.

David Glassman, Senior VP-Marketing, has not filed a Form 4 on a timely basis related to 100,000 options granted to him on September 29, 2006. Mr. Glassman has represented to Onstream that he will file this form as soon as practicable.

L.           Transactions with Related Persons

On May 7, 2003 Onstream entered into an agreement with Mr. Fred Deluca, which restructured a previous loan, including a significant increase in the loaned amount outstanding. The new loan was evidenced by a three year promissory note in the principal amount of $3.0 million, interest payable only on a quarterly basis beginning in July 2003 at the rate of 5.25% per annum. The new loan was collateralized by a blanket security interest in Onstream's assets and a pledge of the stock of Onstream's subsidiaries.

Onstream issued Mr. Deluca 140,000 shares of Onstream's newly created Class A-8 convertible preferred stock as consideration for entering into the above agreement. At the same time, he exchanged approximately 123,667 shares of Onstream common stock already owned by him for an additional 92,750 shares of Class A-8. Onstream granted Mr. Deluca demand and piggy-back registration rights covering the shares of common stock issuable upon the conversion of the Class A-8 convertible preferred stock.

In December 2004, Onstream repaid $2.0 million of the May 2003 loan and the remaining $1.0 million was invested in 100,000 shares of Class A-10 convertible preferred stock on the same terms as offered to new investors. Also, Mr. Deluca purchased $400,000 of 8% senior secured convertible notes on the same terms as the other investors. In addition, Mr. Deluca exchanged all 232,750 shares of Class A-8 for 139,650 shares of Class A-10, but did not receive accompanying warrants. Finally, Mr. DeLuca agreed to accept common shares, valued as of the date of issuance, for approximately $149,000 of unpaid interest on the three year promissory note. Mr. DeLuca converted the 239,650 Class A-10 shares, plus subsequent dividends paid in kind, to 2,886,990 common shares during March, June and July 2007.

In December 2004, Onstream paid $100,000 to each of Messrs. Clifford Friedland and David Glassman, as a partial payment of accrued and unpaid salaries due to them from privately held Onstream Media prior to the closing of the Onstream Merger. In February 2005 Onstream paid an additional $50,000 to each of Messrs. Friedland and Glassman as a second partial payment of these accrued salaries. In September 2006 Onstream paid an additional $15,000 to Mr. Friedland only, as a third partial payment of these accrued salaries. In January 2007 Onstream paid an additional $50,000 to each of Messrs. Friedland and Glassman as a fourth partial payment of these accrued salaries.

In January 2007, Onstream entered into a one-year consulting agreement with Mr. Neil Berman, a major stockholder, calling for the issuance of 120,000 restricted common shares as well as 100,000 four-year common stock options immediately exercisable at $2.46 per share. In April 2008, Onstream entered into a two-year consulting agreement (for services starting January 1, 2008) with Mr. Berman calling for the issuance of 240,000 restricted common shares.

In October 2005, Onstream entered into a five-year note with Mr. Berman in the aggregate principal amount of $750,000, collateralized by hardware and software. Interest, at 10.85% per annum, was payable upon maturity. At Onstream's option, and with the consent of required security holders, both interest and principal could be paid with Series A-10 preferred stock. Onstream received $300,000 of the note amount as of September 30, 2005 and an additional $150,000 in October 2005, resulting in a notes payable balance of $450,000 as of September 30, 2006. Onstream received the remaining $300,000 in December 2006. Following Board of Director approval of the modified terms on October 25, 2006, the note was formally modified in January 2007 to increase the principal amount to $1,500,000, adjust the remaining term to four years, increase the interest rate to 17.75% (which the lender may request prepayment of in Onstream common shares at $1.00 per share) and modify the note priority to unsecured and subordinated to all other debt. In addition, the new terms allowed Onstream or the lender to convert the loan balance to restricted common stock at $1.00 per share at any time. Onstream received $100,000 of the increased note amount in December 2006, $50,000 in January 2007 and the $600,000 balance in March 2007. During March 2007, Mr. Berman exercised his option to require prepayment of interest and fees in shares and also converted this note to common stock. Accordingly, Onstream issued an aggregate of 2,789,592 unregistered common shares for conversion of the note and the related interest and fees due. Onstream has granted Mr. Berman demand registration rights, effective six months from the date of the modified note, for any unregistered common shares issuable thereunder. Upon such demand, Onstream will have 60 days to file a registration statement and shall use Onstream's best efforts to obtain promptly the effectiveness of such registration statement. 784,592 of the 2,789,592 shares were included in a registration statement declared effective by the Securities and Exchange Commission on June 15, 2007 and as of January 9, 2009 Onstream has not received any demand for registration of the balance.

In June 2006, Onstream received a $300,000 loan from J&C Resources, LLC. The principal balance was due in one year or three days after receipt of funding, including exercise of warrants, in excess of $1.0 million, whichever occurs first. Total interest, origination and legal fess totaling $21,000 cash and 21,000 common shares were due on maturity. Finders fees of $9,000 cash and 9,000 common shares were payable at loan maturity to Asset Factoring Ltd, a related entity. In January and February 2007, all fees due upon maturity were paid in cash and stock, as applicable. Following Board of Director approval of the modified terms on December 20, 2006, the note was formally modified in January 2007 to be convertible into common shares at $1.22 per share and to bear interest at 14.67% per annum, non-compounding, which Onstream could settle in shares at $1.22 per share. During March 2007, Onstream exercised Onstream's option to force early conversion of this note to common stock, and as a result were required to pay interest (in shares) for the entire original term of the note. Accordingly, Onstream issued an aggregate of 300,000 unregistered common shares for conversion of the note and the related interest due.

On September 14, 2006, Onstream borrowed $300,000 from Lewis Opportunity Fund LP, a major shareholder. Cash interest of 10% was paid in advance. The principal, plus additional interest of 90,000 common shares, was due on September 14, 2007.  Onstream could prepay all or any part of the principal after April 15, 2007 and before maturity without penalty, provided it gave the lender five days notice before repayment to allow the lender opportunity to exercise rights of conversion. In the event of early repayment or transfer to another financing all cash interest for the entire term of the loan would be deemed earned but the interest shares would be partially earned on the following basis – prepayment within eight months – 60,000 shares; thereafter – 90,000 shares. The note was convertible at the lender’s option at any time after April 15, 2007, to unregistered common stock at the rate of $1.00 per common share, which exceeded the fair market value at the time of the loan. In the event of such a conversion of the entire principal amount, all cash and interest shares for the entire term of the loan would be fully earned. Onstream granted the lender a secondary lien on certain equipment. During March 2007, Onstream exercised its option to force early conversion of this note to common stock, and as a result was required to pay interest (in shares) for the entire original term of the loan. Accordingly, Onstream issued an aggregate of 390,000 unregistered common shares for conversion of the note and the related interest due.

On October 27, 2006, Onstream entered into a four-year convertible note with SBV Capital Corporation in the aggregate principal amount of $1.0 million, which was funded in installments through December 2006. Onstream elected to prepay all interest on a non-compounding, non-refundable basis for the entire remaining term of the loan, with the aggregate issuance of 694,495 unregistered common shares during November and December 2006. The note was converted into 1.0 million unregistered common shares on January 10, 2007. Onstream has granted SBV Capital demand registration rights, effective six months from the date of the note, for any unregistered common shares issuable thereunder. Upon such demand, Onstream will have 60 days to file a registration statement and shall use Onstream's best efforts to obtain promptly the effectiveness of such registration statement. 1,000,000 of the 1,694,495 total principal and interest shares were included in a registration statement declared effective by the Securities and Exchange Commission on June 15, 2007 and as of January 9, 2009 Onstream has not received any demand for registration of the balance.

On November 20, 2006, Onstream entered into a three-year consulting contract with the principal and beneficial owner of SBV Capital Corporation, for the provision of international business development and financial advice. The contract, which was cancellable upon thirty days notice after the first year, called for the issuance of 60,000 restricted common shares in advance every six months. The first two tranches under this contract (60,000 shares each) were issued in January and May 2007. This contract was amended in July 2007 for some additional short-term services, resulting in issuance of an additional 15,000 shares plus $22,425 for cash reimbursement of related travel expenses. This contract was amended again in October 2007, which resulted in the issuance of the remaining 240,000 restricted common shares, in exchange for the extension of the remaining term of the contract from two years to three years.

In November 2006, Onstream issued 100,000 unregistered shares of common stock, as well as immediately exercisable four-year options to purchase 50,000 shares at $1.00 per share, to Mr. Neil Berman as a finder’s fee in connection with the $1.0 million loan from SBV Capital Corporation.

In December 2007, Onstream entered into a line of credit arrangement with a financial institution under which it could borrow up to an aggregate of $1.0 million for working capital, collateralized by its accounts receivable. This arrangement was amended in August 2008 to allow maximum borrowings on $1.6 million. As of January 9, 2009, Onstream has received $1.6 million funding under this arrangement. The outstanding balance bears interest at prime plus 11% per annum, payable monthly in arrears, and may be repaid at any time, but no later than two (2) years after the date of the agreement, which term may be extended by Onstream for an extra year, subject to compliance with all loan terms, including no material adverse change. The outstanding principal is due on demand in the event a payment default is uncured five (5) days after written notice. The loan is also subject to Onstream maintaining an adequate level of receivables, based on certain formulas, as well as its compliance with debt service coverage and minimum tangible net worth covenants. Onstream received waivers from the lender with respect to lack of compliance with the tangible net worth covenant as of March 31, 2008, waivers with respect to the tangible net worth and debt service to cash flow covenants as of June 30, 2008 and for the quarter then ended and waivers with respect to the tangible net worth and debt service to cash flow covenants as of September 30, 2008 and for the quarter then ended.  It is probable that Onstream will ask the lender for such waivers with respect to the tangible net worth and debt service to cash flow covenants as of December 31, 2008 and for the quarter then ended.  Mr. Leon Nowalsky, a member of Onstream’s Board of Directors, is also a founder and board member of the lender.

On May 29, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Narrowstep, Inc. (“Narrowstep”), which merger has not yet been consummated. The Board of Directors of Narrowstep selected W. Austin Lewis IV to act as the Stockholder Representative under the merger agreement and as the Contingent Value Rights Representative under the contingent value rights agreement.  Pursuant to the terms of the merger agreement and the contingent value rights agreement, Mr. Lewis is required to perform certain duties on behalf of the former stockholders of Narrowstep, including confirming or disputing the Company’s calculation of the exchange ratio under the merger agreement and the amount of consideration, if any, payable under the contingent value rights agreement.  Mr. Lewis is the principal owner of Lewis Asset Management Corp., Lewis Opportunity Fund and LAM Opportunity Fund, and as such the beneficial owner of approximately 5,668,549 shares of the Company’s common stock.  In addition, pursuant to the merger agreement, Lewis Asset Management Corp., Lewis Opportunity Fund and/or LAM Opportunity Fund will receive in aggregate approximately 1,767,387 additional shares of the Company’s common stock and 11,506,667 contingent value rights in exchange for the shares of Narrowstep common and preferred stock beneficially owned by them or expected to be owned by them on the effective date of the merger.

In addition, Lewis Opportunity Fund and LAM Opportunity Fund hold in aggregate warrants to purchase 26,250 shares of the Company’s common stock at $1.50 per share and warrants to purchase 2,770,000 shares of Narrowstep common stock, the latter which will be assumed by the Company upon the merger and converted into warrants to purchase 132,383 shares of our common stock at prices from $3.50 to $10.34 per share, with a weighted average price of $5.75 per share and which will also result in the issuance of up to 2,770,000 contingent value rights in the event the warrants are exercised within 25 months after the effective date of the merger. Further, Mr. Lewis executed voting agreements with respect to his beneficially owned common shares in both Onstream and Narrowstep. Because of his ownership interest in Onstream, Mr. Lewis may be presented with circumstances where his duties under the merger agreement and the contingent value rights agreement conflict with his financial interest in Onstream.  Pursuant to the terms of the merger agreement and the contingent value rights agreement, the former Narrowstep stockholders do not have the right to remove Mr. Lewis as the Stockholder Representative and may only remove Mr. Lewis as the Contingent Value Rights Representative by action of the holders of a majority of the contingent value rights.  Mr. Lewis is not required to recuse himself from any situation where a conflict of interest may exist and will not be liable to the former Narrowstep stockholders for any act or omission as Stockholder Representative or Contingent Value Rights Representative except to the extent such act or omission has been held by a court of competent jurisdiction to constitute willful misconduct or gross negligence.

M.           Code of Conduct and Ethics

Effective December 18, 2003, Onstream's Board of Directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, Onstream's President (being Onstream's principal executive officer) and Onstream's Chief Financial Officer (being Onstream's principal financial and accounting officer), as well as persons performing similar functions. As adopted, Onstream's Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that Onstream file with, or submit to, the Securities and Exchange Commission and in other public communications made by Onstream; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and (v) accountability for adherence to the Code of Business Conduct and Ethics.

Onstream's Code of Business Conduct and Ethics requires, among other things, that all of Onstream's company's personnel shall be accorded full access to Onstream's President and Chief Financial Officer with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of Onstream's company's personnel are to be accorded full access to Onstream's company's Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by Onstream's President or Chief Financial Officer.

In addition, Onstream's Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within Onstream, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to Onstream's President or Chief Financial Officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President or Chief Financial Officer, the incident must be reported to any member of Onstream's Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against Onstream's policy to retaliate against any individual who reports in good faith the violation or potential violation of Onstream's Code of Business Conduct and Ethics by another. Onstream will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Onstream Media Corporation, 1291 SW 29 Avenue, Pompano Beach, Florida 33069.

N.           Required Vote for Nominees

At the Annual Meeting, you will be asked to reelect the seven director nominees to serve until the next annual meeting of stockholders or until their successors are elected and qualified.  With respect to this Election of Directors Proposal, the seven nominees receiving the greatest number of votes cast by the holders of Onstream common stock entitled to vote at the Annual Meeting will be elected directors of Onstream (assuming a quorum is present).  A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

All Board members are encouraged to attend the Annual Meeting of stockholders.  At Onstream’s last annual meeting of stockholders, five of Onstream’s seven Board members were in attendance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1
ELECTION OF THE DIRECTOR NOMINEES

PROPOSAL 2:  RATIFICATION OF AUDITORS

The Audit Committee has selected Goldstein Lewin & Co. as Onstream's independent auditors for the current fiscal year.  Representatives of Goldstein Lewin & Co. are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Goldstein Lewin & Co. has served as Onstream's auditors since July 2002, and has audited Onstream's financial statements for the past six fiscal years.

Audit Fees - The aggregate audit fees billed by Goldstein Lewin & Co. for professional services rendered for the audit of Onstream's annual financial statements included in Onstream's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 and for the review of quarterly financial statements included in Onstream's quarterly reports on Form 10-QSB for the quarters ending December 31, 2007, and March 31 and June 30, 2008 were $240,632.  The aggregate audit fees billed by Goldstein Lewin & Co. for professional services rendered for the audit of Onstream's annual financial statements included in Onstream's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 and for the review of quarterly financial statements included in Onstream's quarterly reports on Form 10-QSB for the quarters ending December 31, 2006, and March 31 and June 30, 2007 were $231,000.

Audit Related Fees - The aggregate fees billed to Onstream for assurance and related services by Goldstein, Lewin & Co. relating to the performance of the audit of Onstream's financial statements, which are not reported under the caption "Audit Fees" above were $85,757 and $46,214 for the fiscal years ended September 30, 2008 and 2007, respectively. The $85,757 for fiscal 2008 includes $71,104 for their services rendered in connection with this joint Proxy/Form S-4 first filed with the SEC on September 23, 2008, and subsequently amended, but not yet declared effective.

Tax Fees - The aggregate tax fees billed to Onstream by Goldstein Lewin & Co. were $15,737 and $14,582 for the fiscal years ended September 30, 2008 and 2007, respectively. Tax fees include the preparation of federal and state corporate income tax returns as well as tax compliance, tax advice and tax planning.

All Other Fees - Other than fees relating to the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, there were no additional fees billed by Goldstein Lewin & Co. for services rendered to Onstream for the fiscal years ended September 30, 2008 or 2007.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Onstream's independent auditor is engaged by Onstream to render any auditing or permitted non-audit related service, the engagement be (i) approved by Onstream's Audit Committee; or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee's responsibilities to management.

The Audit Committee pre-approves all services provided by Onstream's independent auditors, including those set forth above. The Audit Committee has considered the nature and amount of fees billed by Goldstein Lewin & Co. and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Goldstein Lewin & Co.’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
RATIFICATION OF GOLDSTEIN LEWIN & CO. AS THE INDEPENDENT AUDITORS OF ONSTREAM

DIRECTIONS TO THE MEETING

You may request directions to the Combined 2008 and 2009 Annual Meeting via email at brett@haydenir.com or by calling (646) 536-7331.

OTHER MATTERS

As of the date hereof, there are no other matters that Onstream intends to present, or has reason to believe others will present, at the Annual Meeting.  If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

FUTURE STOCKHOLDER PROPOSALS

Onstream stockholders may submit proposal on matters appropriate for stockholder action (including any election of an Onstream director) at meetings of Onstream's stockholders in accordance with Rule 14a-8 under the Exchange Act and all other applicable rules and regulations of the Securities and Exchange Commission.  Any stockholder proposal that does not comply with Rule 14a-8 and all other applicable rules and regulations of the Securities and Exchange Commission will be considered untimely.

Pursuant to Rule 14a-8, stockholder proposals intended to be included in Onstream's proxy statement for the fiscal year 2009 annual meeting (the “2010 Annual Meeting”), scheduled to be held in February 2010, must be received by Onstream on or before December 15, 2009.  Such proposals should be sent to Onstream Media Corporation, Attention: Corporate Secretary, 1291 Southwest 29 Avenue, Pompano Beach, Florida 33069.

ANNUAL REPORT ON FORM 10-KSB

A copy of Onstream Media's Annual Report on Form 10-KSB for the year ended September 30, 2008 (which also includes comparative financial information for the year ended September 30, 2007) accompanies this proxy statement.  Additional copies will be furnished without charge to beneficial shareholders or shareholders of record upon request by mail to Investor Relations, Onstream Media Corporation, 1291 SW 29th Avenue, Pompano Beach, Florida 33069. A copy of our Annual Report on Form 10-KSB, including exhibits is also available in digital form for download or review by visiting “About Us/Investor Relations/SEC Filings” at www.onsm.com or the SEC’s web site at www.sec.gov.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 1291 SW 29th Avenue, Pompano Beach, Florida 33069, telephone (954) 917-6655. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

Onstream files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the Securities and Exchange Commission.  You may read and copy any reports, statements or other information Onstream files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Onstream's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and on the SEC’s web site at www.sec.gov.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this proxy, not including exhibits to such information unless those exhibits are specifically incorporated herein by reference.  Requests for such documents should be directed to:
Onstream Media Corporation
Investor Relations
Brett Maas
(646) 536-7331

APPENDIX A

ONSTREAM CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE PRINCIPLES

In order to help our shareholders understand the Company‘s Board of Directors and governance practices, the following is a description of the Company’s corporate governance principles and current practices. The Governance and Nominating Committee reviews these practices periodically. As part of its review, the Committee also evaluates board practices at other well-managed companies and practices that are the focus of commentators on corporate governance.

CEO Performance Evaluation

At the end of each year, the CEO presents his performance objectives for the upcoming year to the non-employee directors for their approval. The non-employee directors then meet privately to discuss the CEO’s performance for the current year against his performance objectives and review that evaluation with the CEO. The Compensation Committee uses this performance evaluation in the course of its deliberations when considering the CEO’s compensation.

Board Performance Evaluation

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Governance and Nominating Committee evaluates the Board‘s performance as a whole. The evaluation process, which occurs at least every two years, includes a survey of the individual views of all non-employee directors, which are then shared with the full Board and with management.

CEO Succession

The Board of Directors views CEO selection as one of its most important responsibilities. The CEO reports annually to the Governance and Nominating Committee on planning for CEO succession either in the event of a sudden emergency or, longer range, when it is time for the CEO’s retirement. When a succession of the CEO occurs, this Committee manages the process of identifying and selecting the new CEO with the full participation of each of the non-employee directors.

Board Size and Composition

The Board of Directors believes that approximately 6 to 8 members is an appropriate size for the Company’s Board. The Board also believes that it should be made up of a substantial majority of independent, non-employee directors. The Governance and Nominating Committee reviews annually the appropriate skills and characteristics required of Board members in light of the current make-up of the Board. This assessment includes issues of diversity, age, international expertise and skills such as understanding of finance, marketing, technology and public policy. The principal qualification for a director is the ability to act on behalf of all the shareholders. The Board currently has 7 members, three of whom are employees of the Company.

Selection of Directors

Under the by-laws, the Board of Directors has authority to fill vacancies on the Board and to nominate candidates for election by the shareholders. The screening process is handled by the Governance and Nominating Committee with direct input from the Chairman and Chief Executive Officer and from the other directors. The Committee reviews employment and other relationships of directors. The Board believes that there is no current relationship between any non-employee director and Onstream Media that would be construed in any way as compromising the independence of any director.

A-1

Director Compensation and Stock Ownership

The Governance and Nominating Committee periodically reviews and compares the Company‘s Board of Directors compensation to director compensation at peer companies that are also benchmarks for the Company’s executive compensation program. It is the Board’s policy that a significant portion of director compensation be in the form of Onstream Media stock or stock equivalent units.

Board Agenda and Meetings

The Chairman and Chief Executive Officer establishes the agendas for Board of Director meetings. Each director is free to suggest items for the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board reviews and approves the Company’s yearly operating plan and specific financial goals at the start of each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings.

Executive Sessions of Outside Directors

The non-employee directors meet privately in executive sessions to review the performance of the CEO and to review recommendations of the Compensation Committee concerning compensation for the employee director and other members of senior management. These non-employee directors have the opportunity to meet in executive session to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting.

Committees of the Board

The Board of Directors has the following committees: Audit, Compensation, Governance and Nominating and Finance. Only non-employee directors serve on these committees. The CEO of the Company is the non-voting Chairperson on all committees, except the audit committee, which consists of all non-employee directors. At each meeting of the Audit Committee, committee members meet privately with representatives of Goldstein Lewin & Co., the Company’s independent auditors, and with the Company’s Principle Accounting Officer. It is the policy of the Company that the chairs of the Audit, Compensation, Governance and Nominating and Finance Committees of the Board of Directors each act as the chair at meetings or executive sessions of the outside directors at which the principal items to be considered are within the scope of the authority of that director’s committee. This factor provides for leadership at all meetings or executive sessions without the need to designate a lead director.

Independent Advice

The Board of Directors (or generally with the Board’s approval, a committee of the Board) may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chairman and Chief Executive Officer.

Outside Board Memberships

The Chief Executive Officer and other members of senior management must seek the approval of the Board of Directors or appropriate Board committee before accepting outside board memberships with for-profit entities.

A-2

ONSTREAM MEDIA CORPORATION

COMBINED 2008 AND 2009 ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 27, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ONSTREAM MEDIA CORPORATION

The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Onstream Media Corporation held of record by the undersigned on January 9, 2009 at the Annual Meeting of Shareholders to be held at Onstream’s corporate offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069, on Friday, February 27, 2009 at 10 a.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present.  In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.	To elect a Board of Directors consisting of seven members to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees:  Randy S. Selman, Clifford Friedland, Alan M. Saperstein, Robert J. Wussler, Charles C. Johnston, Carl L. Silva and Leon Nowalsky

☐ FOR all nominees	☐ WITHHOLD AUTHORITY	☐ FOR all nominees, except as
noted : _________________
Nominee exception

2.	To ratify the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream for the fiscal years ending September 30, 2008 and 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE COMBINED 2008 AND 2009 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

(Signature)	(Date)

(Signature if jointly held)	(Date)

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.  THANK YOU.